As filed with the Securities and Exchange Commission on July 28, 2011

Registration Nos. 333-28695, 333-42485, 333-90177, 333-36734, 333-65312, 333-65314, 333-65316, 333-120156, 333-137004,
333-137808, 333-139672, 333-143068, 333-149562, 333-150104, 333-151284, 333-157260, 333-159410, 333-164922, 333-167169

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 (No. 333-28695)
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 (No. 333-42485)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (No. 333-90177)
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 (No. 333-36734)
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 (No. 333-65312)
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 (No. 333-65314)
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 (No. 333-65316)
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 (No. 333-120156)
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 (No. 333-137004)
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 (No. 333-137808)
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 (No. 333-139672)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (No. 333-143068)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (No. 333-149562)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (No. 333-150104)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (No. 333-151284)
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 (No. 333-157260)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (No. 333-159410)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (No. 333-164922)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (No. 333-167169)
___________

REGISTRATION STATEMENTS UNDER THE SECURITIES ACT OF 1933 ___________
L-1 IDENTITY SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	02-08087887 (I.R.S. Employer Identification No.)

177 Broad Street Stamford, Connecticut 06901 (203) 504-1100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
___________

Viisage Technology, Inc. Amended and Restated 1996 Director Stock Option Plan
Viisage Technology, Inc. Second Amended and Restated 1996 Management Stock Option Plan
Viisage Technology, Inc. 1997 Employee Stock Purchase Plan
Viisage Technology, Inc. 1999 Stock in Lieu of Cash Compensation for Directors Plan
Amended and Restated Viisage Technology, Inc. 2001 Stock in Lieu of Cash Compensation for Directors Plan
L-1 Identity Solutions, Inc. Amended and Restated 2006 Employee Stock Purchase Plan
Bioscrypt Inc. Primary Stock Option Plan
Bioscrypt Inc. A4Vision Plan
Imaging Automation, Inc. 1996 Stock Option Plan
Imaging Automation, Inc. 2003 Employee, Director and Consultant Stock Plan
Identix Incorporated 2002 Equity Incentive Plan
Identix Incorporated New Employee Stock Incentive Plan
Identix Incorporated Non-Employee Directors Stock Option Plan
Identix Incorporated Equity Incentive Plan
L-1 Identity Solutions, Inc. Amended and Restated 2006 Employee Stock Purchase Plan
L-1 Identity Solutions, Inc. 401(K) Plan
L-1 Identity Solutions, Inc. 2005 Long-Term Incentive Plan
L-1 Identity Solutions, Inc. 2008 Long-Term Incentive Plan
L-1 Identity Solutions, Inc. 2010 Long-Term Incentive Plan
Visionics Corporation 1990 Stock Option Plan
Visionics Corporation 1998 Stock Option Plan
Visionics Corporation Stock Incentive Plan
SpecTal 401(K) Plan
(Full Title of the Plan(s))
___________

Celeste Thomasson Vice President L-1 Identity Solutions, Inc. 177 Broad Street Stamford, Connecticut (203) 504-1100
(Name, address, including zip code, and telephone number, including area code, of agent for service)
___________
Copy to:
Raymond O. Gietz, Esq.
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
___________

Approximate date of commencement of proposed sale to the public:  Not ApplicableIf the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) relate to the registration statements set forth below (collectively, the “Registration Statements”), filed by L-1 Identity Solutions, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on the dates set forth below, are filed to deregister all securities that were previously registered and have not been sold or otherwise issued as of the date of the filing of this Post-Effective Amendment under the (i) Viisage Technology, Inc. Amended and Restated 1996 Director Stock Option Plan; (ii) Viisage Technology, Inc. Second Amended and Restated 1996 Management Stock Option Plan; (iii) Viisage Technology, Inc. 1997 Employee Stock Purchase Plan; (iv) Viisage Technology, Inc. 1999 Stock in Lieu of Cash Compensation for Directors Plan; (v) Amended and Restated Viisage Technology, Inc. 2001 Stock in Lieu of Cash Compensation for Directors Plan; (vi) L-1 Identity Solutions, Inc. Amended and Restated 2006 Employee Stock Purchase Plan; (vii) Bioscrypt Inc. Primary Stock Option Plan; (viii) Bioscrypt Inc. A4Vision Plan; (ix) Imaging Automation, Inc. 1996 Stock Option Plan; (x) Imaging Automation, Inc. 2003 Employee, Director and Consultant Stock Plan; (xi) Identix Incorporated 2002 Equity Incentive Plan; (xii) Identix Incorporated New Employee Stock Incentive Plan; (xiii) Identix Incorporated Non-Employee Directors Stock Option Plan; (xiv) Identix Incorporated Equity Incentive Plan; (xv) L-1 Identity Solutions, Inc. Amended and Restated 2006 Employee Stock Purchase Plan; (xvi) L-1 Identity Solutions, Inc. 401(K) Plan; (xvii) L-1 Identity Solutions, Inc. 2005 Long-Term Incentive Plan; (xviii) L-1 Identity Solutions, Inc. 2008 Long-Term Incentive Plan; (xix) L-1 Identity Solutions, Inc. 2010 Long-Term Incentive Plan; (xx) Visionics Corporation 1990 Stock Option Plan; (xxi) Visionics Corporation 1998 Stock Option Plan; (xxii) Visionics Corporation Stock Incentive Plan; and (xxiii) SpecTal 401(K) Plan, as the case may be, and for which the Registration Statements had remained in effect:

●	Registration Statement on Form S-8 (No. 333-28695), filed on June 6, 1997, as amended by Amendment No. 1 thereto, filed on May 18, 2007
●	Registration Statement on Form S-8 (No. 333-42485), filed on December 17, 1997, as amended by Amendment No. 1 thereto, filed on May 18, 2007
●	Registration Statement on Form S-8 (No. 333-90177), filed on November 2, 1999
●	Registration Statement on Form S-8 (No. 333-36734), filed on May 10, 2000, as amended by Amendment No. 1 thereto filed on May 18, 2007
●	Registration Statement on Form S-8 (No. 333-65312), filed on July 18, 2001, as amended by Amendment No. 1 thereto filed on May 18, 2007
●	Registration Statement on Form S-8 (No. 333-65314), filed on July 18, 2001, as amended by Amendment No. 1 thereto filed on May 18, 2007
●	Registration Statement on Form S-8 (No. 333-65316), filed on July 18, 2001, as amended by Amendment No. 1 thereto filed on May 18, 2007
●	Registration Statement on Form S-8 (No. 333-120156), filed on November 2, 2004, as amended by Amendment No. 1 thereto filed on May 17, 2007
●	Registration Statement on Form S-8 (No. 333-137004), filed on August 30, 2006, as amended by Amendment No. 1 thereto filed on May 17, 2007
●	Registration Statement on Form S-8 (No. 333-137808), filed on October 4, 2006, as amended by Amendment No. 1 thereto filed on May 17, 2007
●	Registration Statement on Form S-8 (No. 333-139672), filed on December 26, 2006, as amended by Amendment No. 1 thereto filed on May 17, 2007
●	Registration Statement on Form S-8 (No. 333-143068), filed on May 18, 2007
●	Registration Statement on Form S-8 (No. 333-149562), filed on March 6, 2008
●	Registration Statement on Form S-8 (No. 333-150104), filed on April 4, 2008
●	Registration Statement on Form S-8 (No. 333-151284), filed on May 30, 2008
●	Registration Statement on Form S-8 (No. 333-157260), filed on February 11, 2009, as amended by Amendment No. 1 thereto filed on February 27, 2009
●	Registration Statement on Form S-8 (No. 333-159410), filed on May 22, 2009
●	Registration Statement on Form S-8 (No. 333-164922), filed on February 16, 2010
●	Registration Statement on Form S-8 (No. 333-167169), filed on May 28, 2010

On July 25, 2011, pursuant to that certain Agreement and Plan of Merger, dated as of September 19, 2010, by and among the Company, Safran SA, a French société anonyme  (“Safran”), and Laser Acquisition Sub Inc., a newly formed Delaware corporation and wholly owned subsidiary of Safran (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), and the Company, as the surviving corporation in the Merger, became a wholly owned subsidiary of Safran.

As a result of the Merger, any offerings pursuant to the Registration Statements have been terminated.  In accordance with the undertaking contained in the Registration Statements pursuant to Item 512(a)(3) of Regulation S-K, the Company is filing these Post-Effective Amendments to remove from registration, by means of a post-effective amendment, any of the registered securities which remain unsold under the Registration Statements as of the date of these Post-Effective Amendments.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S−8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, France, on this 28th day of July, 2011.

L-1 IDENTITY SOLUTIONS, INC.

By:	/s/ Celeste Thomasson
	Name:	Celeste Thomasson
	Title:	Vice President

Note:  No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.